EXHIBIT 10.1

AMENDMENT NO. 2 TO ARRANGEMENT AGREEMENT

Effective as of August 6, 2007

Reference is made to the Arrangement Agreement dated March 13, 2007, as amended by Amendment No. 1 dated July 2, 2007, between 6732097 Canada Inc., Ad.Venture Partners, Inc. and 180 Connect Inc. (the “Arrangement Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Arrangement Agreement.

For good and valuable consideration, the parties to the Arrangement Agreement desire to amend the Arrangement Agreement as follows:

(I) Section 8.2(b) of the Arrangement Agreement shall be amended to read in its entirety as follows:

“8.2(b)  Automatic Termination. This Agreement will automatically terminate if the Arrangement shall not have been consummated by August 31, 2007 unless the Parties otherwise agree in writing (such date, the “Outside Date”).”

The Parties hereby reaffirm and acknowledge that the Arrangement Agreement remains in full force and effect as of August 6, 2007 as amended by this Amendment No. 2.

Ad.Venture Partners, Inc.

By:	/s/ Howard S. Balter
Name: Howard S. Balter Title: Chief Executive Officer

6732097 Canada Inc.

By:	/s/ Howard S. Balter
Name: Howard S. Balter Title: Chief Executive Officer

180 Connect Inc.

By:	/s/ Peter Giacalone
Name: Peter Giacalone Title: Chief Executive Officer

180 Connect Inc.

By:	/s/ Peter Giacalone
Name: Peter Giacalone Title: Chief Executive Officer

By:	/s/ Steven Westberg
Name: Steven Westberg Title: Chief Financial Officer